                                                                 EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-4 (333-31376) of Associates First Capital Corporation related to the issuance of the Residual Value Obligation and the following Registration Statements of Arcadia Financial Ltd. and related Prospectuses of our report dated January 25, 1999, with respect to the consolidated financial statements of Arcadia Financial Ltd. included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.


                  Registration
       Form       Statement No.                                  Purpose
       ----       -------------                                  -------
       S-3          33-94018       Warrants to Purchase Common Stock
       S-3          33-98080       Warrants to Purchase Common Stock
       S-3          333-60531      Subordinated Extendible and Fixed-Term Notes
       S-3          333-18027      Universal Shelf
       S-8          33-56782       Olympic Financial Ltd. 1990 Stock Option Plan, the Olympic
                                        Financial Ltd. 1992 Director Stock Option Plan, and the
                                        Employee Stock Purchase Plan
       S-8          33-86484       Olympic Financial Ltd. 1994-1997 Restricted Stock Election Plan
       S-8          333-03801      Olympic Financial Ltd. 1998-2000 Restricted Stock Election Plan
       S-8          333-05387      Olympic Financial Ltd. Employee Stock Purchase Plan
       S-8          33-08599       Olympic Financial Ltd. 401(k) Profit Sharing Plan
       S-8          33-94228       Olympic Financial Ltd. 1990 Stock Option Plan, Olympic Financial
                                        Ltd. 1992 Director Stock Option Plan, and Olympic Financial
                                        Ltd. 1994-1997 Restricted Stock Election Plan
       S-8          333-09229      Non-Statutory Stock Option Agreements between Olympic Financial
                                        Ltd. and Warren Kantor
       S-8          333-28909      Letter Agreement dated August 26, 1996, as amended, between Arcadia
                                        Financial Ltd. (formerly Olympic Financial Ltd.) and Warren
                                        Kantor
       S-8          333-28911      Non-Statutory Stock Option Agreements between Arcadia Financial
                                        Ltd. (formerly Olympic Financial Ltd.) and each of Richard A.
                                        Greenawalt and Warren Kantor
       S-8          333-63023      Non-Statutory Stock Option Agreement between Arcadia Financial Ltd and Warren Kantor
       S-8          333-63025      Employee Stock Purchase Plan
       S-3          333-85353      Universal Shelf
       S-3          333-84433      Subordinated Extendible and Fixed-Term Notes

Minneapolis, Minnesota
March 17, 2000